Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust Series 1996-1

No. of PMTs Since Issuance:     13
Distribution Date:    14-Apr-97
Payment Date:       15-Apr-97
Collection Period Beginning:    01-Mar-97
Collection Period Ending:  31-Mar-97
Note and Certificate Accrual Beginning:  17-Mar-97
Note and Certificate Accrual Ending:   15-Apr-97

BOND SUMMARY:
Beginning Class A Note Security Balance  $471,983,141.27
Beginning Class B Note Security Balance  $136,244,640.00
Beginning Certificate Security Balance $25,455,360.00
Beginning Overcollateralization Amount  $41,804,083.05
Beginning Class A Adjusted Balance   $471,983,141.27
Beginning Class B Adjusted Balance  $136,244,640.00
Beginning Certficate  Adjusted Balance  $25,455,360.00
Beginning Overcollateralization Amount  $41,804,083.05
Ending Class A Note Security Balance $459,683,644.73
Ending Class B Note Security Balance $136,244,640.00
Ending Certificate Security Balance  $25,455,360.00
Ending Overcollateralization Amount $41,944,809.56
Ending Class A Adjusted Balance$459,683,644.73
Ending Class B Adjusted Balance $136,244,640.00
Ending Certficate  Adjusted Balance   $25,455,360.00
Ending Overcollateralization Amount  $41,944,809.56
Class A Note Rate Capped at 13% 5.657500%
Class B Note Rate Capped at 15%    6.037500%
Certificate Rate Capped at 16%   6.437500%
Class A Interest Due  $2,151,030.39
Class B Interest Due   $662,631.48
Certificate Yield  Due  $132,005.49
Class A Interest Paid   $2,151,030.39
Class B Interest Paid    $662,631.48
Certificate Yield Paid    $132,005.49
Class A Unpaid Interest     $0.00
Class B Unpaid Interest      $0.00
Certificate Unpaid Yield        $0.00
Class A Principal Paid   $12,299,496.54
Class B Principal Paid    $0.00
Certificate Principal Paid        $0.00
OC Principal Paid           $0.00
Beginning Class A Net Charge-Off      $0.00
Beginning Class B Net Charge-Off  $0.00
Beginning Certificate Net Charge-Off  $0.00
Beginning OC Net Charge-Off     $0.00
Reversals Allocated to Class A   $0.00
Reversals Allocated to Class B           $0.00
Reversals Allocated to Certificates    $0.00
Reversals Allocated to OC  plus Acclerated Principal Payments
      $140,726.51
 Total Charge-Offs:  $0.00
Charge-Offs Allocated to Class A  $0.00
Charge-Offs Allocated to Class B     $0.00
Charge-Offs Allocated to Certificates     $0.00
Charge-Offs Allocated to OC         $0.00
Ending Class A Net Charge-Off     $0.00
Ending Class B Net Charge-Off    $0.00
Ending Certificate Net Charge-Off    $0.00
Ending OC Net Charge-Off     $0.00
Bond Balance Reconciliation (should equal $0.00)         ($0.00)
Certificate Balance/Participation Invested Amount (Beginning of Mo
          3.7684%
Designated Certificate / Certificate Security (Balance Beginning o
        1.003168%
Designated Certificate  - Beginning of Month   $255,360.00
Principal Payments in Respect of  Designated Certificate (Sec. 3.0
           $0.00
Designated Certificate  - End of Month   $255,360.00
Interest Payments in Respect of Designated Certificate (Sec. 3.05
        $1,324.24
Designated Certificateholder Accelerated Principal Payments - Begi
   $1,904,083.05
Accelerated Principal Payment (Sec. 3.05 (v))
      $140,726.51
Payments to Holder of Designated Certificate in respect to Acc. Pr
           $0.00
Designated Certificateholder Accelerated Principal Payments - Endi
   $2,044,809.56

Designated Certificateholder Holdback Amount (Beginning of Month)
   $39,900,000.00
Payments to Designated Certificates in Reduction of Holdback Amoun
           $0.00
Designated Certificateholder Holdback Amount (End of Month)
   $39,900,000.00
Remaining Payments to Designated Certificates (Sec. 3.05 paragraph
           $0.00
Remaining Amounts to Issuer (Sec. 3.05 (vii)) $839,875.63